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                                                                   Exhibit 10.44

                                 FIRST AMENDMENT
                   TO THE "AGREEMENT FOR PURCHASE AND SALE OF
                     WASTE ROCK FROM THE JOHNSON CAMP MINE"

This document is an amendment ("Amendment") to the "Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine" dated December 23, 2004 ("Agreement") between Nord Resources Corporation ("Seller") and JC Rock, LLC ("Purchaser").

A) Seller and Purchaser hereby agree to extend the term of the Agreement to June 30, 2005. Should one of Purchaser's customers be awarded the contract to supply 60,000 tons of rock for the "Tombstone" contract on or before May 30, 2005, the term of the Agreement shall be extended to July 31, 2005. The Agreement may be additionally extended by special arrangement on specific contracts at the sole discretion of Seller.

B) Seller hereby agrees to reduce the royalty from $2.00 per ton to $1.00 per ton only on fines and rock sold by Purchaser to individuals, companies or organizations where the sales price to such individuals or companies is less than $6.00 per ton, FOB Johnson Camp.

C) Purchaser hereby acknowledges that the Agreement is non-exclusive and Seller has the right to sell any and all Johnson Camp rock that is not in Purchaser's inventory to any individual, company or organization during the term of the Agreement.

Dated December 28, 2004

NORD RESOURCES CORPORATION               JC ROCK, LLC


By: /s/ Kathy Glidewell                  By: /s/ James L. Rodman
    ----------------------------------       ----------------------------------
Title: Secretary                         Title: Member